Exhibit 99.1

Sientra Reports Fourth Quarter and Full Year 2018 Financial Results

Fourth Quarter 2018 Net Sales of $19.0 Million, Growth of 72% YoY on a GAAP Basis

2018 Net Sales of $68.1 Million, Growth of 86% YoY on a GAAP Basis and 46% YoY Pro Forma

Santa Barbara, CA – March 12, 2019 – Sientra, Inc. (NASDAQ: SIEN), a medical aesthetics company (“Sientra” or the “Company”), announced today its financial results for the fourth quarter and full year ended December 31, 2018.

Jeff Nugent, Chairman and Chief Executive Officer of Sientra, commented, “Throughout 2018, we continued to drive robust growth across the business, achieving record net sales of $68.1 million and pro forma net sales growth of 46% compared to full year 2017. In the fourth quarter, our sales grew 72% year-over-year to $19.0 million, the highest quarterly net sales in the company’s history, further demonstrating the underlying momentum of the business and the benefits of Sientra’s diversification strategy.”

Mr. Nugent added, “In our first full year with miraDry, we fully integrated the business, invested strategically in its commercial organization, launched the improved miraDry fresh procedure protocol, and reported four consecutive quarters of sequential net sales growth. With regards to Breast Products, we achieved numerous milestones in 2018, all of which demonstrate our commitment to patient safety and continued innovation for the benefit of our plastic surgeon partners and their patients. In addition to FDA’s approval of Sientra’s PMA supplement for our new Wisconsin facility, we launched the industry-leading Sientra Platinum20™ warranty, which is grounded in the strong confidence we have in our 10-year clinical data. We also opened our state-of-the-art Sientra Lab and Innovation Center of Excellence (SLICE) and submitted our breast implant Medical Device License Application to Health Canada.”

Mr. Nugent concluded, “Last year’s accomplishments were pivotal to positioning Sientra for sustainable long-term growth across both our business segments. I am encouraged by the progress we have made in establishing Sientra as a leading, diversified global partner to aesthetic physicians and I am looking forward to continuing this momentum in 2019.”

Fourth Quarter and Full Year 2018 Financial Review

Total net sales for the fourth quarter 2018 were $19.0 million, an increase of 72% compared to total net sales of $11.1 million for the same period in 2017. Total net sales for full year 2018 of $68.1 million increased 86% compared to GAAP net sales of $36.5 million for 2017 and 46% compared to pro forma net sales of $46.7 million for 2017. Pro forma net sales assume the miraDry acquisition was completed on January 1, 2017.

Net sales for the Breast Products segment totaled $10.4 million in the fourth quarter 2018, a 28% increase compared to $8.2 million for fourth quarter 2017. Net sales for the Breast Products segment totaled $37.0 million for the full year 2018, representing an 18% increase compared to $31.5 million for the full year 2017. Breast Products sales growth was primarily driven by the continued improvement in implant supply levels and the strong performance of the tissue expander portfolio.

Net sales for the miraDry segment totaled $8.6 million in the fourth quarter 2018, a 196% increase compared to $2.9 million for the fourth quarter 2017. miraDry net sales for full year 2018 of $31.1 million increased 515% compared to GAAP net sales of $5.1 million for 2017 and 104% compared to pro forma net sales of $15.3 million for 2017. miraDry sales growth was primarily driven by strong system placements and consumables growth internationally as well as continued traction in the United States.

Gross profit for the fourth quarter 2018 was $11.4 million, or 59.7% of sales, compared to gross profit of $5.3 million, or 48.1% of sales, for the same period in 2017. Gross profit for the full year 2018 was $41.3 million, or 60.6% of sales, compared to gross profit of $22.4 million, or 61.2% of sales, for full year 2017. Changes in consolidated gross margin were driven by the overall mix between Breast Products and miraDry, as well as the geographic and capital versus consumable mix within miraDry.

Operating expenses for the fourth quarter 2018 were $35.7 million, compared to $22.7 million of expenses for the same period in 2017. For the full year 2018, operating expenses were $121.1 million, compared to $85.3 million of expenses for full year 2017. Operating expenses for the quarter increased due to investments in sales and marketing supporting the progress achieved in scaling the miraDry commercial organization.

Net loss for the fourth quarter 2018 was ($24.6) million, or ($0.86) per share, compared to a net loss of ($17.8) million, or ($0.92) per share, for the same period in 2017. Net loss for the full year of 2018 was ($82.6) million, or ($3.25) per share, compared to a net loss of ($64.0) million, or ($3.34) per share, for the same period in 2017.

On a non-GAAP basis, the Company reported an adjusted EBITDA loss of ($19.5) million and ($60.0) million for the fourth quarter and full year 2018, respectively, compared to a loss of ($13.9) million and ($41.0) million for the fourth quarter and full year 2017, respectively. The year-over-year change in adjusted EBITDA loss can primarily be attributed to the inclusion of miraDry for the full year of 2018.

Net cash and cash equivalents as of December 31, 2018 were $86.9 million, compared to $103.0 million at the end of third quarter 2018.

Conference Call

Sientra will hold a conference call today, March 12, 2019 at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results.

The dial-in numbers are (844) 464-3933 for domestic callers and (765) 507-2612 for international callers. The conference ID is 6538838. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at www.sientra.com.

A replay of the call will be available starting on March 12, 2019 at 7:30 p.m. ET / 4:30 p.m. PT, through March 19, 2019 at 11:59 p.m. ET / 8:59 p.m. PT.  To access the replay, dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers and use the replay conference ID 6538838. The webcast will be available on the Investor Relations section of the Company’s website for 30 days following the completion of the call.

Use of Non-GAAP Financial Measures

Sientra has supplemented its US GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a diversified global medical aesthetics company and a leading partner to aesthetic physicians. The Company offers a suite of products designed to make a difference in patients' lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes.   The Company’s Breast Products Segment includes its OPUS™ breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*).  The Company’s miraDry Segment, comprises its miraDry® system, which is approved for sale in over 40 international markets, and is the only non-surgical FDA-cleared device for the permanent reduction of underarm sweat, odor and hair of all colors.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties.  Forward-looking statements include, but are not limited to, statements regarding the Company’s expected net sales for the quarter ended December 31, 2018, the Company’s expected cash and cash equivalents as of December 31, 2018, the expected growth of the Company’s current customer base and acquisition of new customers, and the Company’s ability to achieve sustainable, long-term growth across its business segments. Such statements are subject to risks and uncertainties, including the dependence on conclusion of the audit procedures for the year ended December 31, 2018 by the Company’s independent auditors, positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the acceptance and growth of its miraDry segment.  Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission.  All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘ continue, ’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement.

Investor Contact:

Neil Bhalodkar
(805) 679-8845
ir@sientra.com

Sientra, Inc
Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net sales	$19,022	$11,065	$68,126	$36,542
Cost of goods sold	7,668	5,744	26,822	14,171
Gross profit	11,354	5,321	41,304	22,371
Operating expenses:
Sales and marketing	21,725	12,810	67,715	33,911
Research and development	3,015	2,136	10,945	9,813
General and administrative	10,999	7,784	42,418	31,537
Legal settlement	—	—	—	10,000
Total operating expenses	35,739	22,730	121,078	85,261
Loss from operations	(24,385)	(17,409)	(79,774)	(62,890)
Other income (expense), net:
Interest income	318	60	532	172
Interest expense	(954)	(629)	(3,428)	(1,232)
Other income (expense), net	386	56	39	(95)
Total other income (expense), net	(250)	(513)	(2,857)	(1,155)
Loss before income taxes	(24,635)	(17,922)	(82,631)	(64,045)
Income tax benefit	(4)	(88)	(4)	(17)
Net loss	$(24,631)	$(17,834)	$(82,627)	$(64,028)
Basic and diluted net loss per share attributable to common stockholders	$(0.86)	$(0.92)	$(3.25)	$(3.34)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	28,623,232	19,394,281	25,402,241	19,159,057

2017 includes the results of miraDry as of the acquisition date of 7/25/2017

Sientra, Inc
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$86,899	$26,588
Accounts receivable, net	22,527	6,569
Inventories, net	24,085	20,896
Prepaid expenses and other current assets	2,612	1,512
Total current assets	136,123	55,565
Property and equipment, net	2,536	4,763
Goodwill	12,507	12,507
Other intangible assets, net	16,495	18,803
Other assets	698	575
Total assets	$168,359	$92,213
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$6,866	$24,639
Accounts payable	13,184	5,811
Accrued and other current liabilities	27,697	13,474
Legal settlement payable	410	1,000
Customer deposits	9,936	5,423
Sales return liability	6,048	—
Total current liabilities	64,141	50,347
Long-term debt, net of current portion	27,883	—
Deferred and contingent consideration	6,481	12,597
Warranty reserve and other long-term liabilities	2,976	1,646
Total liabilities	101,481	64,590
Stockholders' equity:
Total stockholders' equity	66,878	27,623
Total liabilities and stockholders' equity	$168,359	$92,213

Sientra, Inc
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(82,627)	$(64,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,321	3,034
Provision for doubtful accounts	2,043	493
Provision for warranties	325	294
Provision for inventory	955	3,125
Amortization of acquired inventory step-up	106	999
Change in fair value of warrants	(81)	95
Change in fair value of deferred consideration	24	(110)
Change in fair value of contingent consideration	2,528	1,135
Change in deferred revenue	627	—
Non-cash portion of debt extinguishment loss	—	17
Amortization of debt discount and issuance costs	174	140
Non-cash interest expense	—	1
Stock-based compensation expense	13,824	6,766
Loss on disposal of property and equipment	74	25
Deferred income taxes	(8)	(21)
Payments of contingent consideration liability in excess of acquisition-date fair value	(320)	—
Changes in operating assets and liabilities:
Accounts receivable	(14,094)	(1,890)
Inventories	(4,250)	527
Prepaid expenses, other current assets and other assets	(1,302)	674
Insurance recovery receivable	39	9,336
Accounts payable	8,502	1,290
Accrued and other liabilities	7,885	3,218
Legal settlement payable	(590)	(9,900)
Customer deposits	4,513	(1,136)
Sales return liability	2,142	—
Net Cash Flow from Operating Activities	(56,190)	(45,916)
Cash flows from investing activities:
Purchase of property and equipment	(855)	(1,864)
Business acquisitions, net of cash acquired	—	(18,455)
Net Cash Flow from Investing Activities	(855)	(20,319)
Cash flows from financing activities:
Net proceeds from issuance of common stock	107,551	—
Proceeds from exercise of stock options	1,149	1,346
Proceeds from issuance of common stock under ESPP	993	647
Tax payments related to shares withheld for vested restricted stock units (RSUs)	(1,635)	(725)
Gross borrowings under the Term Loan	10,000	25,000
Gross borrowings under the Revolving Loan	12,109	5,000
Repayment of the Revolving Loan	(12,109)	(5,000)
Payments of contingent consideration up to acquisition-date fair value	(680)	—
Deferred financing costs	(22)	(657)
Net Cash Flow from Financing Activities	117,356	25,611
Net Increase (Decrease) in Cash	60,311	(40,624)
Cash and cash equivalents at:
Beginning of period	26,588	67,212
End of period	$86,899	$26,588

2017 includes the results of miraDry as of the acquisition date of 7/25/2017

Sientra, Inc.
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Dollars, in thousands	2018	2017	2018	2017
Net loss, as reported	$(24,631)	$(17,832)	$(82,627)	$(64,028)
Adjustments to net loss:
Interest (income) expense and other, net	250	513	2,857	1,155
Provision for income taxes	(4)	(88)	(4)	(17)
Depreciation and amortization	821	1,194	3,427	4,033
Accretion in fair value adjustments to contingent consideration	350	363	2,528	1,135
Stock-based compensation	3,748	1,989	13,824	6,766
Legal settlement expense	—	—	—	10,000
Total adjustments to net loss	5,165	3,971	22,632	23,072
Adjusted EBITDA	$(19,466)	$(13,861)	$(59,995)	$(40,956)

	Three Months Ended December 31,		Year Ended December 31,
As a Percentage of Revenue**	2018	2017	2018	2017
Net loss, as reported	(129.5%)	(161.2%)	(121.3%)	(175.2%)
Adjustments to net loss:
Interest (income) expense and other, net	1.3%	4.6%	4.2%	3.2%
Provision for income taxes	(0.0%)	(0.8%)	(0.0%)	(0.0%)
Depreciation and amortization	4.3%	10.8%	5.0%	11.0%
Accretion in fair value adjustments to contingent consideration	1.8%	3.3%	3.7%	3.1%
Stock-based compensation	19.7%	18.0%	20.3%	18.5%
Legal settlement expense	0.0%	0.0%	0.0%	27.4%
Total adjustments to net loss	27.2%	35.9%	33.2%	63.1%
Adjusted EBITDA	(102.3%)	(125.3%)	(88.1%)	(112.1%)

2017 includes the results of miraDry as of the acquisition date of 7/25/2017
** Adjustments may not add to the total figure due to rounding

Sientra, Inc.
Pro Forma Net Sales
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Dollars, in thousands	2018	2017	2018	2017
Net sales - pro forma	$19,022	$11,065	$68,126	$46,747